Exhibit 99.1

NEWS RELEASE	Contact:
Wade K. Kodama wkodama@kapalua.com

MAUI LAND & PINEAPPLE COMPANY, INC. REPORTS 3rd QUARTER 2022 RESULTS

KAPALUA RESORT, Hawaii, November 2, 2022 (BUSINESS WIRE) --

Maui Land & Pineapple Company, Inc. (NYSE: MLP) (the “Company”) reported a net loss of $124,000, or $0.01 per share, for the third quarter of 2022, compared to a net loss of $139,000, or $0.01 per share, for the third quarter of 2021. Total operating revenues of approximately $2.6 million and $2.4 million were recognized during the three months ended September 30, 2022 and 2021, respectively.

For the nine months ended September 30, 2022, the Company reported net income of $9.8 million, or $0.50 per share, compared to net income of $0.8 million, or $0.04 per share, for the nine months ended September 30, 2021. Total operating revenues of approximately $18.8 million and $9.4 million were recognized during the nine months ended September 30, 2022 and 2021, respectively.

In August 2022, a voluntary contribution of $5.7 million was made to fund the Company’s defined benefit pension plan to further annuitize certain of the plan’s obligations.

Additional Information

Additional information with respect to Maui Land & Pineapple Company, Inc. and its operating results will be available on its Form 10-Q filed with the Securities and Exchange Commission and its website www.mauiland.com.

About Maui Land & Pineapple Company, Inc.

Maui Land & Pineapple Company, Inc. develops, sells, and manages residential, resort, commercial, agricultural and industrial real estate. The Company owns approximately 22,000 acres of land on Maui and manages properties, utilities, and a nature preserve at the Kapalua Resort.

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MAUI LAND & PINEAPPLE COMPANY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(UNAUDITED)

	Three Months Ended September 30,
	2022	2021
	(in thousands except
	per share amounts)
OPERATING REVENUES
Leasing	$2,330	$2,184
Resort amenities and other	221	253
Total operating revenues	2,551	2,437

OPERATING COSTS AND EXPENSES
Real estate	117	67
Leasing	869	784
Resort amenities and other	330	304
General and administrative	661	612
Share-based compensation	302	365
Depreciation	280	300
Total operating costs and expenses	2,559	2,432

OPERATING INCOME (LOSS)	(8)	5
Pension and other post-retirement expenses	(114)	(116)
Interest expense	(2)	(28)
NET LOSS	$(124)	$(139)
Other comprehensive income - pension, net	156	221
TOTAL COMPREHENSIVE INCOME	$32	$82

NET LOSS PER COMMON SHARE-BASIC AND DILUTED	$(0.01)	$(0.01)

MAUI LAND & PINEAPPLE COMPANY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

(UNAUDITED)

	Nine Months Ended September 30,
	2022	2021
	(in thousands except
	per share amounts)
OPERATING REVENUES
Real estate	$11,600	$2,700
Leasing	6,559	5,947
Resort amenities and other	628	799
Total operating revenues	18,787	9,446

OPERATING COSTS AND EXPENSES
Real estate	913	618
Leasing	2,608	2,495
Resort amenities and other	1,170	994
General and administrative	2,177	1,904
Share-based compensation	958	1,084
Depreciation	830	902
Total operating costs and expenses	8,656	7,997

OPERATING INCOME	10,131	1,449
Other income	-	13
Pension and other post-retirement expenses	(343)	(348)
Interest expense	(5)	(94)
INCOME FROM CONTINUING OPERATIONS	9,783	1,020
Loss from discontinued operations, net	-	(214)
NET INCOME	$9,783	$806
Other comprehensive income - pension, net	468	663
TOTAL COMPREHENSIVE INCOME	$10,251	$1,469

EARNINGS PER COMMON SHARE-BASIC AND DILUTED
Income from Continuing Operations	$0.50	$0.05
Loss from Discontinued Operations	$-	$(0.01)
Net Income	$0.50	$0.04

MAUI LAND & PINEAPPLE COMPANY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2022	2021
	(unaudited)	(audited)
	(in thousands except share data)
ASSETS
CURRENT ASSETS
Cash	$11,074	$5,596
Restricted cash	241	-
Accounts receivable, net	1,127	1,103
Prepaid expenses and other assets	657	333
Assets held for sale	3,019	3,144
Total current assets	16,118	10,176

PROPERTY & EQUIPMENT, NET	16,157	16,998

OTHER ASSETS
Deferred development costs	9,566	9,564
Other noncurrent assets	1,189	1,181
Total other assets	10,755	10,745
TOTAL ASSETS	$43,030	$37,919

LIABILITIES & STOCKHOLDERS' EQUITY
LIABILITIES
CURRENT LIABILITIES
Accounts payable	$629	$580
Payroll and employee benefits	813	949
Accrued retirement benefits, current portion	142	142
Deferred revenue, current portion	518	217
Other current liabilities	476	509
Total current liabilities	2,578	2,397

LONG-TERM LIABILITIES
Accrued retirement benefits, net of current portion	2,015	7,937
Deferred revenue, net of current portion	1,533	1,633
Deposits	2,185	2,309
Other noncurrent liabilities	53	53
Total long-term liabilities	5,786	11,932
TOTAL LIABILITIES	8,364	14,329

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Preferred stock--$.0001 par value; 5,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock--$.0001 par value and no par value at September 30, 2022 and December 31, 2021, respectively; 43,000,000 shares authorized; 19,459,558 and 19,383,288 shares issued and outstanding at September 30, 2022 and December 31, 2021, respectively	83,203	82,378
Additional paid-in-capital	9,184	9,184
Accumulated deficit	(42,541)	(52,324)
Accumulated other comprehensive loss	(15,180)	(15,648)
Total stockholders' equity	34,666	23,590
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY	$43,030	$37,919